Exhibit 23.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated June 9, 2011 relating to the December 31, 2010 and 2009 financial statements of Real Estate Contacts, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
July 27, 2011